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                    [LETTERHEAD OF DECHERT PRICE & RHOADS]

                               February 13, 1998

Carpenter Technology Corporation
101 West Bern Street
Reading, Pennsylvania 19601

           Re: Registration Statement on Form S-3
               File No. 333-44757
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Gentlemen:

     We have acted as your counsel in connection with the preparation and filing of a registration statement on Form S-3, File No. 333-44757, originally filed on January 22, 1998 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and as amended by Amendment No. 1 thereto being filed with the Commission on the date hereof (as so amended, the "Registration Statement"), relating to the issuance of an aggregate of up to $350,000,000 of shares of your common stock, par value $5 per share (the "Shares") and debt securities (the "Debt Securities") to be issued in one or more series pursuant to an Indenture with First Trust of New York, National Association, as successor Trustee, as filed as Exhibit 4 to the Registration Statement (the "Indenture"), all as more fully described in the Registration Statement.

     We have participated in the preparation of the Registration Statement and have reviewed the Indenture, and we have examined such corporate records and documents, statements of officers of the Company and matters of law as we have considered appropriate to enable us to render this opinion.
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Carpenter Technology Corporation
February 13, 1998
Page 2


     Based upon the foregoing, it is our opinion that (i) the Shares, when and if issued, will be legally and validly issued, fully paid and non-assessable and
(ii) the Debt Securities have been duly authorized and, when and if duly executed, authenticated and delivered in accordance with the terms of the Indenture and delivered to the purchasers thereof against payment therefor, will constitute your legal, valid and binding obligations enforceable against you in accordance with their terms, except (a) as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general applicability relating to or affecting the enforcement of creditors' rights or debtors' obligations and (b) that the remedy or specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus portion thereof.

                                             Very truly yours,

                                             /s/ Dechert Price & Rhoads